STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/05/2001
010497553 - 2377360

CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RIGHTS
OF
CLASS C, SERIES 6 VOTING CONVERTIBLE PREFERRED STOCK
OF
XECHEM INTERNATIONAL, INC.

Xechem International, Inc., a Delaware corporation (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation's Board of Directors has duly adopted the following resolution creating a new class of Preferred Stock, $.00001 par value per share, designated as Class C, Series 6 Voting Convertible Preferred Stock:

RESOLVED, that the designations and amounts of Class C, Series 6 Preferred Stock and the voting powers, preferences, and relative, participating, optional, and other special rights of the shares of such Class C, Series 6 Preferred Stock, and the qualifications, limitations or restrictions thereof, are as follows:

1. Designations and Numbers of Shares. Ten thousand (10,000) shares of the Class C, Series 6 Preferred Stock of the Corporation are hereby constituted and designated as "Class C, Series 6 Voting Convertible Preferred Stock" (hereinafter called the "Class C, Series 6 Stock").

1. Liquidation. Upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (a "Liquidation"), the holder of each share of Class C, Series 6 Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of Common Stock of the Corporation or to the holders of other stock of the Corporation that ranks junior to such series of the Class C, Series 6 Stock in respect to distributions upon a Liquidation of the Corporation ("Junior Stock"), an amount equal to $.00001 per share (the "Stated Value"), plus an amount equal to all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for distribution of assets of the Corporation to the holders of the Class C, Series 6 Stock. The Class C, Series 6 Stock shall rank junior to the Class A Voting Preferred Stock of the Corporation on Liquidation. Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities or any other property, shall be considered a Liquidation. Written notice of any Liquidation shall be given to the holders of the Class C, Series 6 Stock not less than thirty days prior to any payment date stated therein.

1. Dividends. Each holder of shares of the Class C, Series 6 Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of surplus and capital legally available for the payment of dividends, such dividends as would have been received by such holder with respect to the Common Stock underlying such shares of Class C, Series 6 Stock if a conversion had occurred on the record date of such dividend. The Class C, Series 6 Stock shall be entitled to receive no other dividends. The Class C, Series 6 Stock shall rank junior to any series of capital stock of the Corporation which ranks senior to the Class C, Series 6 Stock.

1. Voting Rights.

1.1 The holders of the shares of Class C, Series 6 Stock shall be entitled to cast 10,000 votes per share, voting on all matters submitted to a vote of the Corporation's stockholders.

1.2

1.3 Except as otherwise provided herein or by law, the holders of Class C, Series 6 Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Corporation's stockholders.

I. Holders; Notices. The term "holder" or "holders" wherever used herein with respect to a holder or holders of shares of Class C, Series 6 Stock shall mean the holder or holders of record of such shares as set forth on the stock transfer record of the Corporation. Whenever any notice is required to be given under this Certificate of Designations, such notice may be given personally or by mail. Any notice given to a holder of any share of Class C, Series 6 Stock shall be sufficient if given to the holder of record of such share at the last address set forth for such holder on the stock transfer record of the Corporation. Any notice given by mail shall be deemed to have been given when deposited in the United States mail with postage thereon prepaid. The Corporation shall send to the holders of the Class C, Series 6 Stock copies of any notices, statements, or other communications sent to the holders of the Common Stock and of the setting of a record date for the holders of the Common Stock for any purpose.

IN WITNESS WHEREOF, Xechem International, Inc. has caused this Certificate of Designation, Preferences, and Rights of the Class C, Series Voting Convertible Preferred Stock to be executed by its duly authorized officer this 3rd day of October, 2001.

XECHEM INTERNATIONAL, INC.

By: /s/ Ramesh C. Pandey
Ramesh C. Pandey, President

715701.3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/15/2001
010513201 - 2377360

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS
OF
XECHEM INTERNATIONAL, INC.
(Pursuant to Section 103(f) of the General
Corporation Law of the State of Delaware)

I, the undersigned, being the President and Chief Executive Officer of XECHEM INTERNATIONAL, INC., a Delaware corporation incorporated on February 10, 1994 (the "Corporation"), do hereby certify that the Certificate of Amendment to the Certificate of Designations, Preferences and Rights of XECHEM INTERNATIONAL, INC., dated October 5, 2001 contained an inaccurate record.

This Certificate of Designations, Preferences and Rights contained an error concerning the Preferred Stock to which reference was made in the Certificate. The title of the Class C, Series 6 Voting Preferred Stock which is the subject of this Certificate of Designation, Preferences and Rights inadvertently included the word "convertible." The Class C, Series 6 Voting Preferred Stock does not have a convertible feature and, as a result, the Class C, Series 6 Voting Preferred Stock does not have any dividends based upon conversion into Common Stock.

The description of the Class C, Series 6 Voting Preferred Stock should read as follows:

1. Designations and Numbers of Shares. Ten thousand (10,000) shares of the Class C Preferred Stock of the Corporation are hereby constituted and designated as "Class C, Series 6 Voting Preferred Stock" (hereinafter called the "Class C, Series 6 Stock").

2. Liquidation. Upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (a "Liquidation"), the holder of each share of Class C, Series 6 Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of Common Stock of the Corporation or to the holders of other stock of the Corporation that ranks junior to such series of the Class C, Series 6 Stock in respect to distributions upon a Liquidation of the Corporation ("Junior Stock"), an amount equal to $.00001 per share (the "Stated Value"). The Class C, Series 6 Stock shall rank junior to the Class A Voting Preferred Stock of the Corporation on Liquidation. Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities or any other property, shall be considered a Liquidation. Written notice of any Liquidation shall be given to the holders of the Class C, Series 6 Stock not less than thirty days prior to any payment date stated therein.

3. Dividends. The Class C, Series 6 Stock shall not be entitled to receive any distribution of dividends. The Class C, Series 6 Stock shall rank junior to any series of capital stock of the Corporation which ranks senior to the Class C, Series 6 Stock.

4. Voting Rights.

4.1 The holders of the shares of Class C, Series 6 Stock shall be entitled to cast 10,000 votes per share, voting on all matters submitted to a vote of the Corporation's stockholders.

4.2 Except as otherwise provided herein or by law, the holders of Class C, Series 6 Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Corporation's stockholders.

5. Holders; Notices. The term "holder" or "holders" wherever used herein with respect to a holder or holders of shares of Class C, Series 6 Stock shall mean the holder or holders of record of such shares as set forth on the stock transfer record of the Corporation. Whenever any notice is required to be given under this Certificate of Designations, such notice may be given personally or by mail. Any notice given to a holder of any share of Class C, Series 6 Stock shall be sufficient if given to the holder of record of such share at the last address set forth for such holder on the stock transfer record of the Corporation. Any notice given by mail shall be deemed to have been given when deposited in the United States mail with postage thereon prepaid. The Corporation shall send to the holders of the Class C, Series 6 Stock copies of any notices, statements, or other communications sent to the holders of the Common Stock and of the setting of a record date for the holders of the Common Stock for any purpose.

I have duly executed this Certificate of Correction of the Certificate of Designations, Preferences and Rights of Class C, Series 6 Voting Preferred Stock this 15th day of October, 2001.

/s/ Ramesh C. Pandey
Ramesh C. Pandey, President

719397.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:13 PM 04/03/2003
030223402 – 2377360

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RIGHTS
OF
CLASS C, SERIES 6 VOTING PREFERRED STOCK
OF
XECHEM INTERNATIONAL, INC.

Xechem International, Inc., a Delaware corporation (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation's Board of Directors has duly adopted the following resolution amending and restating the Certificate of Designations, Preferences and Rights of its Preferred Stock, $.00001 par value per share, designated as Class C, Series 6 Voting Preferred Stock:

RESOLVED, that the designations and amounts of Class C, Series 6 Preferred Stock and the voting powers, preferences, and relative, participating, optional, and other special rights of the shares of such Class C, Series 6 Preferred Stock, and the qualifications, limitations or restrictions thereof, are as follows:

1. Designations and Numbers of Shares. One million (1,000,000) shares of the Preferred Stock of the Corporation are hereby constituted and designated as "Class C, Series 6 Voting Preferred Stock" (hereinafter called the "Class C, Series 6 Stock").

2. Liquidation. Upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (a "Liquidation"), the holder of each share of Class C, Series 6 Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of Common Stock of the Corporation or to the holders of other stock of the Corporation that ranks junior to such series of the Class C, Series 6 Stock in respect to distributions upon a Liquidation of the Corporation ("Junior Stock"), an amount equal to $.00001 per share (the "Stated Value"), plus an amount equal to all dividends (whether or not declared or due) accrued and unpaid on such shares on the date fixed for distribution of assets of the Corporation to the holders of the Class C, Series 6 Stock. The Class C, Series 6 Stock shall rank junior to the Class A Voting Preferred Stock of the Corporation on Liquidation. Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities or any other property, shall be considered a Liquidation. Written notice of any Liquidation shall be given to the holders of the Class C, Series 6 Stock not less than thirty days prior to any payment date stated therein.

3. Dividends. The Class C, Series 6 Stock shall not be entitled to receive dividends.

4. Voting Rights.

4.1 The holders of the shares of Class C, Series 6 Stock shall be entitled to cast 10,000 votes per share, voting on all matters submitted to a vote of the Corporation's stockholders.

4.2 Except as otherwise provided herein or by law, the holders of Class C, Series 6 Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Corporation's stockholders.

5. Holders; Notices. The term "holder" or "holders" wherever used herein with respect to a holder or holders of shares of Class C, Series 6 Stock shall mean the holder or holders of record of such shares as set forth on the stock transfer record of the Corporation. Whenever any notice is required to be given under this Certificate of Designations, such notice may be given personally or by mail. Any notice given to a holder of any share of Class C, Series 6 Stock shall be sufficient if given to the holder of record of such share at the last address set forth for such holder on the stock transfer record of the Corporation. Any notice given by mail shall be deemed to have been given when deposited in the United States mail with postage thereon prepaid. The Corporation shall send to the holders of the Class C, Series 6 Stock copies of any notices, statements, or other communications sent to the holders of the Common Stock and of the setting of a record date for the holders of the Common Stock for any purpose.

IN WITNESS WHEREOF, Xechem International, Inc. has caused this Certificate of Designation, Preferences, and Rights of the Class C, Series 6 Voting Preferred Stock to be executed by its duly authorized officer this 31st day of March, 2003 .

XECHEM INTERNATIONAL, INC.

By: /s/ Ramesh C. Pandey
Ramesh C. Pandey, President

853016_1